Exhibit 24


                                POWER OF ATTORNEY
                         For Executing Forms 3, 4 and 5
                      Re: Global Payment Technologies, Inc.


Know all by these presents, that the undersigned hereby constitutes and appoints Thomas McNeill the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned Forms 3, 4 and 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder with respect to the undersigned's securities holdings in Global Payment Technologies, Inc.;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the filing of such Form with the United States Securities and Exchange Commission and any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do personally, with full power of substitution, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the earlier of the time (i) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Global Payment Technologies, Inc. or (ii) the foregoing attorney-in-fact receives a written revocation of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of December 2004.

                                              /s/ Stephen Nevitt
                                              ---------------------
                                              Name:  Stephen Nevitt